EXHIBIT 23.3

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement of CPAC, Inc. on Form S-8 of our report dated May 26, 2000, relating to the consolidated financial statements and the financial statement schedule of CPAC, Inc. and Subsidiaries, which appears in CPAC, Inc. and Subsidiaries' Annual Report on Form 10-K for the year ended March 31, 2000.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP

Rochester, New York
September 29, 2000

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